UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2015

REACHLOCAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34749	20-0498783
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

21700 Oxnard Street, Suite 1600, Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 274-0260

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Hercules Term Loan Agreement

On December 17, 2015, ReachLocal, Inc., and certain of its affiliates entered into a Third Amendment to Loan and Security Agreement with Hercules Technology Growth Capital, Inc. (“Hercules”), as administrative agent and lender. The loan amendment amends the Loan and Security Agreement, dated April 30, 2015, among the parties to, among other things, reduce the amount of cash and cash equivalents ReachLocal must maintain in North America from $17.5 million to $15.0 million, while preserving its ability to further lower the minimum cash requirement to $12.5 million if it achieves certain EBITDA levels described in the Loan Agreement.

The above description of the Third Amendment to Loan and Security Agreement is qualified in its entirety by reference to that agreement, a copy of which will be filed as an exhibit to ReachLocal’s next Annual Report on Form 10-K.

4.00% Convertible Secured Subordinated Notes

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference in this Item 1.01.

Item 2.02	Results of Operations and Financial Condition.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference in this Item 2.02. For the nine months ended September 30, 2015, ReachLocal reported revenues of $20.2 million and an Adjusted EBITDA loss of $1.8 million attributable to our operations in the U.K. The U.K. exit is expected to have an immaterial impact on Adjusted EBITDA in the fourth quarter. A reconciliation table showing ReachLocal’s historical pro forma performance excluding the U.K. for 2014 and the first three quarters of 2015 is attached hereto as Exhibit 99.2.

The information under this Item 2.02 and in Exhibit 99.2 will not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing with the Securities and Exchange Commission, whether made before, on or after the date hereof, regardless of any general incorporation language in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

4.00% Convertible Secured Subordinated Notes

On December 17, 2015, ReachLocal issued $5 million aggregate principal amount of its 4.00% Convertible Secured Subordinated Notes (the “Convertible Notes”) for cash in an amount equal to their principal amount pursuant to the terms of a note purchase agreement also dated December 17, 2015 among ReachLocal and certain affiliates of VantagePoint Capital Partners (“VantagePoint”). The note purchase agreement also provides for the issuance and sale of up to an additional $5 million aggregate principal amount of Convertible Notes, upon mutual agreement of ReachLocal and VantagePoint. VantagePoint and its affiliates beneficially own approximately 45% of ReachLocal’s common stock immediately after the issuance of $5 million principal amount of the Convertible Notes, and Alan Salzman, VantagePoint’s Chief Executive Officer and Managing Partner, is a member of ReachLocal’s Board of Directors.

The Convertible Notes bear interest at 4% per annum. ReachLocal is required to begin making quarterly interest and principal payments on April 15, 2017, subject to a subordination agreement with Hercules. The Convertible Notes mature on April 15, 2018, and all principal and unpaid interest is due at that time. The holders of the Convertible Notes have the right to convert any portion of their Convertible Notes into shares of ReachLocal common stock, par value $0.00001 per share, at an initial conversion rate of 200.0000 shares of common stock per $1,000 principal amount of Convertible Notes (which represents an initial conversion price of $5.00 per share), subject to adjustment. The conversion rate is subject to customary anti-dilution adjustments for stock dividends, splits and combinations, certain distributions on the common stock, including cash dividends, spin-offs and certain tender or exchange offers for the common stock.

The Convertible Notes include events of default, including any event of default under the Loan and Security Agreement with Hercules. In the event ReachLocal undergoes a change in control, all outstanding principal and interest will become payable immediately prior to such transaction.

The above description of the Convertible Notes and the note purchase agreement is qualified in its entirety by reference to those agreements, copies of which will be filed as an exhibit to ReachLocal’s next Annual Report on Form 10-K.

Amendment to Hercules Term Loan Agreement

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 17, 2015, ReachLocal received a letter from the NASDAQ indicating that over the 30 business day period ended December 16, 2015, ReachLocal’s common stock failed to comply with the minimum public float requirement, as required by Nasdaq Rule 5450(b)(3)(c). A minimum public float of $15 million is required. Public float is defined as the closing bid price for the company’s shares, multiplied by the number of outstanding shares held by persons other than its directors, its officers and holders of 10% or more of outstanding shares.

As provided in the NASDAQ rules, ReachLocal has 180 calendar days, or until June 14, 2016, to regain compliance or its common stock would be subject to delisting. Based on the December 16, 2015 closing price of $1.00 per share, ReachLocal had a public float, so defined, of approximately $10 million. Based on ReachLocal’s current directors, officers and holders of 10% stockholders, to regain compliance the closing bid price would need to equal or exceed approximately $1.56 per share for 10 consecutive trading days prior to June 17, 2016. There can be no assurance as to the price(s) at which ReachLocal’s stock may trade.

The letter does not impact ReachLocal’s listing on the Nasdaq Global Select Market at this time and ReachLocal’s common stock will continue to trade under the symbol “RLOC.” ReachLocal will continue to monitor the closing bid price of its common stock and is considering several alternatives that could be taken to maintain a listing of its common stock in the event it does not regain compliance by June 14, 2016.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference in this Item 3.02. The offer and sale of the Convertible Notes are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act as an offer and sale not involving a public offering.

Item 7.01	Regulation FD Disclosure.

On December 18, 2015, ReachLocal publicly disseminated a press release announcing a series of strategic actions, including the items otherwise described herein, updating its fourth quarter 2015 outlook and providing an initial outlook for Adjusted EBITDA for 2016.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information under this Item 7.01 and in Exhibit 99.1 will not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing with the Securities and Exchange Commission, whether made before, on or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On December 18, 2015, ReachLocal publicly disseminated a press release announcing, among other things, its decision to exit the U.K. market, consistent with its previously stated strategy of focusing only on markets with the potential for positive, sustainable economics and contribution margin. ReachLocal’s U.K. subsidiary, ReachLocal UK Limited, entered administration on December 16, 2015, to allow for an orderly exit from the market.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated December 18, 2015

99.2	Supplemental Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2015	REACHLOCAL, INC.

	By:	/s/Ross G. Landsbaum
	Name:	Ross G. Landsbaum
	Title:	Chief Financial Officer